UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 17, 2008
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 17, 2008, H&R Block, Inc. (the “Company”), Option One Mortgage Corporation (“OOMC”), an indirect wholly owned subsidiary of the Company, and the following subsidiaries of OOMC: First Option Asset Management Services, Inc., First Option Asset Management Services, LLC, Option One Insurance Agency, Inc., Option One Mortgage Services, Inc., Premier Mortgage Services of Washington, Inc., Premier Property Tax Services, LLC and Premier Trust Deed Services, Inc., entered into a purchase agreement with AH Mortgage Acquisition Co., Inc., the mortgage loan servicing arm of WL Ross & Co. LLC, to sell OOMC’s mortgage loan servicing business.
A copy of the purchase agreement is filed herewith as Exhibit 10.1, and is incorporated into this Current Report on Form 8-K by reference.

8.01.	Other Events.
On March 17, 2008, the Company issued a press release regarding the material terms of the purchase agreement described in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1.

9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Purchase Agreement by and between H&R Block, Inc., Option One Mortgage Corporation (“OOMC”), certain subsidiaries of OOMC and AH Mortgage Acquisition Co., Inc., dated as of March 17, 2008.
99.1	Press Release Issued March 17, 2008.*

*	Furnished

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: March 17, 2008	By:	/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

10.1	Purchase Agreement by and between H&R Block, Inc., Option One Mortgage Corporation (“OOMC”), certain subsidiaries of OOMC and AH Mortgage Acquisition Co., Inc., dated as of March 17, 2008.

99.1	Press Release issued March 17, 2008.*

*	Furnished